EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement on Form S-3 and related Prospectus of Hersha Hospitality Trust for the registration of $200,000,000 of common shares, preferred shares and debt securities and to the incorporation by reference therein of our reports (a) dated February 28, 2003, with respect to consolidated balance sheet of Hersha Hospitality Trust and subsidiaries as of December 31, 2002, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the two years in the period ended December 31, 2002 included in its Annual Report on Form 10-K for the year ended December 31, 2003, and (b) dated February 28, 2003, with respect to the balance sheet of Hersha Hospitality Management L.P. as of December 31, 2002, and the related statements of operations, partners' equity (deficit), and cash flows for each of the two years in the period ended December 31, 2002, included in Hersha Hospitality Trust's Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission.


                                                /S/ Moore Stephens, P.C.

New York, New York
March 29, 2004


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